Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES Q3 REVENUE OF $3.7 BILLION AND

NON-GAAP NET INCOME OF $470 MILLION, OR $1.94 PER SHARE1

IRVINE, Calif. — Apr. 30, 2014 — Western Digital® Corp. (NASDAQ: WDC) today reported revenue of $3.7 billion and net income of $375 million, or $1.55 per share for its third fiscal quarter ended Mar. 28, 2014. On a non-GAAP basis, net income was $470 million or $1.94 per share.1 In the year-ago quarter, the company reported revenue of $3.8 billion, net income of $391 million, or $1.60 per share. Non-GAAP net income in the year-ago quarter was $514 million, or $2.10 per share.2

The company generated $697 million in cash from operations during the March quarter. During the quarter, the company utilized $244 million to buy back 2.8 million shares of common stock. It ended the quarter with total cash, cash equivalents and investments of $5.0 billion. On Feb. 6, the company declared a $0.30 per common-share dividend, which was paid on Apr. 15.

“We achieved solid financial results for the March quarter as we continue to participate in the ongoing growth of data, with an intense focus on helping our customers succeed in a rapidly changing environment,” said Steve Milligan, president and chief executive officer. “Cash generation remained strong. Our steady financial performance continues to demonstrate an ability to manage the business and deliver ongoing value to our customers and shareholders.”

Western Digital Announces Q3 Revenue of $3.7 Billion and

Non-GAAP Net Income of $470 Million, or $1.94 Per Share1

The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call webcast can be accessed online at investor.wdc.com. The telephone replay number is 1-866-513-1237 in the U.S. or +1-203-369-1979 for international callers.

About Western Digital

Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is a global provider of products and services that empower people to create, manage, experience and preserve digital content. Its subsidiaries design and manufacture storage devices, networking equipment and home entertainment products under the WD®, HGST and G-Technology brands. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

Western Digital Announces Q3 Revenue of $3.7 Billion and

Non-GAAP Net Income of $470 Million, or $1.94 Per Share1

This press release contains a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our position in the growth of data. This forward-looking statement is based on management’s current expectations and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statement, including the impact of continued uncertainty and volatility in global economic conditions; supply and demand conditions in the hard drive industry; uncertainties concerning the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage opportunities; business conditions and growth in the various hard drive segments; pricing trends and fluctuations in average selling prices; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s recent Form 10-Q filed with the SEC on Jan. 31, 2014, to which your attention is directed. Readers are cautioned not to place undue reliance on this forward-looking statement, which speaks only as of the date hereof, and the company undertakes no obligation to update this forward-looking statement to reflect subsequent events or circumstances.

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Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Other marks may be mentioned herein that belong to other companies.

[1]	Non-GAAP net income for the third quarter fiscal 2014 consists of GAAP net income of $375 million plus $50 million of amortization of intangibles related to the acquisitions of HGST, sTec, VeloBit and Virident, $28 million related to asset impairment and other charges, $13 million of charges related to litigation and $4 million of expense due to the write-off of debt issuance costs. Non-GAAP earnings per share of $1.94 for the third quarter is calculated by using the same 242 million diluted shares as is used for GAAP earnings per share. The tax effect of the non-GAAP charges was not material.
[2]	Non-GAAP net income for the third quarter fiscal 2013 consists of GAAP net income of $391 million plus $49 million of amortization of intangibles related to the acquisition of HGST and $74 million related to employee termination benefits and other unrelated charges. Non-GAAP earnings per share of $2.10 for the third quarter is calculated by using the same 245 million diluted shares as is used for GAAP earnings per share. The tax effect of the non-GAAP charges was not material.

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Mar. 28,	June 28,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$4,569	$4,309
Short-term investments	296	—
Accounts receivable, net	1,802	1,793
Inventories	1,277	1,188
Other current assets	362	308

Total current assets	8,306	7,598
Property, plant and equipment, net	3,406	3,700
Goodwill	2,558	1,954
Other intangible assets, net	539	605
Other non-current assets	523	179

Total assets	$15,332	$14,036

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,902	$1,990
Accrued arbitration award	745	706
Accrued expenses	455	480
Accrued compensation	409	453
Accrued warranty	111	114
Current portion of long-term debt	125	230

Total current liabilities	3,747	3,973
Long-term debt	2,344	1,725
Other liabilities	473	445

Total liabilities	6,564	6,143
Total shareholders’ equity	8,768	7,893

Total liabilities and shareholders’ equity	$15,332	$14,036

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 28,	Mar. 29,	Mar. 28,	Mar. 29,
	2014	2013	2014	2013
Revenue, net	$3,703	$3,764	$11,479	$11,623
Cost of revenue	2,643	2,703	8,190	8,310

Gross profit	1,060	1,061	3,289	3,313

Operating expenses:
Research and development	426	396	1,248	1,170
Selling, general and administrative	202	185	563	526
Charges related to arbitration award	13	—	39	—
Employee termination benefits and other charges	—	63	—	130

Total operating expenses	641	644	1,850	1,826

Operating income	419	417	1,439	1,487
Net interest and other	(13)	(11)	(34)	(35)

Income before income taxes	406	406	1,405	1,452
Income tax provision	31	15	105	207

Net income	$375	$391	$1,300	$1,245

Income per common share:
Basic	$1.60	$1.64	$5.51	$5.14

Diluted	$1.55	$1.60	$5.37	$5.02

Weighted average shares outstanding:
Basic	235	239	236	242

Diluted	242	245	242	248

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 28,	Mar. 29,	Mar. 28,	Mar. 29,
	2014	2013	2014	2013
Cash flows from operating activities
Net income	$375	$391	$1,300	$1,245
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	307	309	936	931
Stock-based compensation	41	36	125	107
Deferred income taxes	(27)	(9)	(66)	59
Gain from insurance recovery	—	—	(65)	—
Loss on disposal of assets	4	—	33	—
Non-cash portion of employee termination benefit and other charges	—	1	—	16
Other non-cash operating activities, net	21	—	21	—
Changes in operating assets and liabilities, net	(24)	(1)	(180)	77

Net cash provided by operating activities	697	727	2,104	2,435

Cash flows from investing activities
Purchases of property, plant and equipment	(161)	(188)	(467)	(816)
Acquisitions, net of cash acquired	—	26	(823)	(1)
Purchase of investments	(470)	(2)	(470)	(17)
Other investing activities, net	—	—	4	—

Net cash used in investing activities	(631)	(164)	(1,756)	(834)

Cash flows from financing activities
Employee stock plans, net	42	39	139	152
Repurchases of common stock	(244)	(243)	(544)	(607)
Dividends to shareholders	(71)	—	(189)	(121)
Proceeds from debt, net of issuance costs	2,492	—	2,992	—
Repayment of debt	(2,371)	(115)	(2,486)	(173)

Net cash used in financing activities	(152)	(319)	(88)	(749)

Net increase (decrease) in cash and cash equivalents	(86)	244	260	852
Cash and cash equivalents, beginning of period	4,655	3,816	4,309	3,208

Cash and cash equivalents, end of period	$4,569	$4,060	$4,569	$4,060